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                                                                       EXHIBIT A

                                   Cede & Co.
                        c/o The Depository Trust Company
                                 55 Water Street
                            New York, New York 10041

                                                                January 29, 2001



Alltrista Corporation
5875 Castle Creek Parkway, North Drive
Suite 440
Indianapolis, IN  46250-4330

Attention: Secretary

Ladies and Gentlemen:

     Cede & Co., the nominee of The Depository Trust Company ("DTC"), is a holder of record of outstanding shares of common stock, no par value ("Common Stock"), of Alltrista Corporation, an Indiana corporation (the "Company"). DTC is informed by its Participant, Bear Stearns Securities Corp. ("Participant"), that on the date hereof an aggregate of 620,800 shares of Common Stock (the "Shares") credited to Participant's DTC account are beneficially owned by Marlin Partners II, L.P., a customer (the "Customer") of Brahman Securities ("Brahman"), for which Participant provides clearing services.

     Cede & Co. has been advised by Participant that the purpose of this notice is to enable the Customer to nominate two individuals to stand for election as directors of the Company at the Annual Meeting of Stockholders of the Company to be held in 2001 or any adjournment or postponement thereof (collectively, the "Meeting"). Cede & Co. has been advised by Participant that the Customer or an affiliate of Customer intends to continue to beneficially own Shares as of the record date for the Meeting and as of the date of the Meeting.

     At the request of Participant, on behalf of the Customer and pursuant to
Article III, Section B of the Company's Bylaws (the "Bylaws"), Cede & Co., as the holder of record of the Shares, hereby gives notice of its nomination of each of Mr. Martin E. Franklin and Mr. Ian G.H. Ashken (the "Nominees") to stand for election as a director of the Company at the Company's next annual meeting of stockholders (the "Annual Meeting"). All information required to be



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Alltrista Corporation
January 29, 2001
Page 2



included in this notice pursuant to the Bylaws has been provided to Cede & Co. by the Participant, who obtained such information from the Customer.

     Where information sought by Schedule 14A under the Securities Exchange Act of 1934, as amended, would be answered in the negative and no response would be required to be included in a proxy statement, no such response is included below.

     Mr. Franklin, age 36, is a managing member of Marlin Management, L.L.C., the general partner of Customer, the stockholder who intends to make the nomination. Customer and Mr. Franklin, share the same principal business address: 555 Theodore Fremd Avenue, Suite B-302, Rye, New York, 10580. Mr. Franklin's residential address is 62 Rye Ridge Rd, Harrison, NY 10528. He is currently and has been the Chairman and Chief Executive Officer of the general partner of Marlin Capital, L.P., a private investment partnership, and its affiliates since October 1996. In addition to serving on various private company boards, Mr. Franklin was the Chairman of the Board of Directors of Bolle Inc., an Amex company, from February 1997 until February 2000. Mr. Franklin has previously held positions as Chairman and Chief Executive Officer of Lumen Technologies (f/k/a BEC Group, Inc.), a NYSE company, from May 1996 to December 1998 and of its predecessor, Benson Eyecare Corporation, a NYSE company, from October 1992 to May 1996. In addition, Mr. Franklin has served as a director of Specialty Catalog Corp., a Nasdaq company, since 1994, as a director of Corporate Express, Inc., a Nasdaq company, from April 1999 through November 1999, and as a director of OptiCare Health Systems, Inc, an Amex company, from August 1999 to January 2001. Annex I hereto sets forth the consent of Mr. Franklin to serve as a Nominee.

     Mr. Ashken, age 40, is a managing member of Marlin Management, L.L.C., the general partner of Customer, the stockholder who intends to make the nomination. Customer and Mr. Ashken share the same principal business address: 555 Theodore Fremd Avenue, Suite B-302, Rye, New York, 10580. Mr. Ashken's residential address is 22 Bluewater Hill, Westport, CT 06880. He is currently and has been the Vice-Chairman and Executive Vice President of the general partner of Marlin Capital, L.P., a private investment partnership, and its affiliates since October 1996. In addition to serving on various private company boards, Mr. Ashken was the Vice- Chairman of the Board of Directors of Bolle Inc., an Amex company, from December 1998 until February 2000; from February 1997 until his appointment as Vice-Chairman Mr. Ashken was the Chief Financial Officer and a Director of Bolle Inc. Mr. Ashken has previously held positions as Chief Financial Officer and a director of Lumen Technologies (f/k/a BEC Group, Inc.), a NYSE company, from May 1996 to December 1998 and of its predecessor, Benson Eyecare Corporation, a NYSE company, from October 1992 to May 1996. In addition, Mr. Ashken served as a director of OptiCare Health Systems, Inc, an Amex company, from August 1999 to January 2001. Annex II hereto sets forth the consent of Mr. Ashken to serve as a Nominee.



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Alltrista Corporation
January 29, 2001
Page 3



     Neither Mr. Franklin nor Mr. Ashken is the beneficial or record owner of shares of Common Stock, except in their respective capacities as managing members of the general partner of the Customer.

     The Customer represents that it intends to appear in person or by proxy at the Meeting to nominate the persons named above in this Notice. Proxies may be solicited by the Customer, any participant in the solicitation, regular employees of the Customer or by a professional proxy solicitation firm and may be solicited by mail and other courier services, telephone, telecopier, the Internet and personal solicitation. The Customer will bear all costs in connection with the solicitation in favor of the foregoing nominees; the Customer has not yet determined whether it will seek reimbursement therefor from the Company or, if such reimbursement is sought, whether such question would be submitted to a vote of stockholders. Apart from the Customer and the foregoing nominees, the Customer has not identified any other participant in the solicitation as of the date of this Notice.

     There are no arrangements or understandings between the Customer and either of the Nominees or any other person pursuant to which the nominations are to be made by the Customer.

     While Cede & Co. is furnishing this demand as the stockholder of record of the Shares, it does so at the request of Participant and only as a nominal party for the true party in interest, the Customer. Cede & Co. has no interest in this matter other than to take those steps which are necessary to ensure that the Customer is not denied its rights as the beneficial owner of the Shares, and Cede & Co. assumes no further responsibility in this matter.


                                        Very truly yours,

                                        CEDE & CO.

                                        By: /s/ John L. Scheuermann
                                            ------------------------------
                                                John L. Scheuermann, partner



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STATE OF NEW YORK          )

                           )    SS.:

COUNTY OF NEW YORK         )


     John L. Scheuermann, having been first duly sworn according to law, deposes and says that he is a partner of Cede & Co., that he is authorized on behalf of Cede & Co. to execute the foregoing notice of intention to nominate directors and to make the demand designations, authorizations and representations contained therein and that the facts and statements contained in the foregoing notice of intention to nominate directors are true and correct.


                                        CEDE & CO.

                                        By: /s/ John L. Scheuermann
                                            ------------------------------
                                                John L. Scheuermann, partner



Sworn to before me this

29th day of
January, 2001


Notary Public

/s/ Jay Gottlieb
------------------------------

My commission expires:



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                                                                         Annex I
                                                                         -------

                                   CONSENT OF
                             NOMINEE FOR ELECTION TO
                            THE BOARD OF DIRECTORS OF
                              ALLTRISTA CORPORATION



To the Secretary of Alltrista Corporation:


As required by Article III, Section B of the By-laws of Alltrista Corporation, an Indiana corporation (the "Corporation"), and in connection with the Notice of Nominations of Persons for Election to the Board of Directors of Alltrista Corporation (the "Notice"), dated as of even date herewith, being delivered to the Corporation by or on behalf of Marlin Partners, II, L.P., the undersigned hereby consents to being named in the Notice as a nominee for election to the Board of Directors of the Corporation at the Corporation's 2001 Annual Meeting of Stockholders and, if elected at such meeting, to serving as a director of the Corporation until the expiration of the term to which he is elected and until the undersigned's successor has been elected and qualified.


Dated:  January 29, 2001


                                        /s/ Martin E. Franklin
                                        ------------------------------
                                        Martin E. Franklin


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                                                                        Annex II
                                                                        --------

                                   CONSENT OF
                             NOMINEE FOR ELECTION TO
                            THE BOARD OF DIRECTORS OF
                              ALLTRISTA CORPORATION



To the Secretary of Alltrista Corporation:


As required by Article III, Section B of the By-laws of Alltrista Corporation, an Indiana corporation (the "Corporation"), and in connection with the Notice of Nominations of Persons for Election to the Board of Directors of Alltrista Corporation (the "Notice"), dated as of even date herewith, being delivered to the Corporation by or on behalf of Marlin Partners, II, L.P., the undersigned hereby consents to being named in the Notice as a nominee for election to the Board of Directors of the Corporation at the Corporation's 2001 Annual Meeting of Stockholders and, if elected at such meeting, to serving as a director of the Corporation until the expiration of the term to which he is elected and until the undersigned's successor has been elected and qualified.


Dated:  January 29, 2001


                                        /s/ Ian G.H. Ashken
                                        ----------------------------------
                                        Ian G.H. Ashken